UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer
On March 10, 2025, the Board of Directors (the “Board”) of Intel Corporation (“Intel” or the “Company”) appointed Lip-Bu Tan as Chief Executive Officer (“CEO”) and as a director of the Company, effective as of March 18, 2025 (the “Effective Date”).
Mr. Tan, age 65, previously served as Chief Executive Officer of Cadence Design Systems, a computational software company, from 2009 to December 2021, and as Executive Board Chair at Cadence from December 2021 to May 2023. Mr. Tan was previously a director of Intel from September 2022 until August 2024. Mr. Tan is the chairman of Walden International, an international venture capital firm he founded in 1987, and the founding managing partner of two other funds, Celesta Capital and Walden Catalyst Ventures. Mr. Tan also serves as chairman of the board of directors of Credo Technology Group Holding Ltd. (Nasdaq: CRDO), a connectivity solutions provider, and is on the board of directors of Schneider Electric SE (OTCMKTS: SBGSY; Euronext Paris: SU), a digital automation and energy management company. Mr. Tan previously served on the board of directors of SoftBank (TYO: 9984; OTCMKTS: SFBQF) from June 2020 to June 2022, Hewlett Packard Enterprise (NYSE: HPE) from October 2015 to April 2021, and HiDeep Inc. (KOSDAQ:365590) from May 2012 to August 2022. Mr. Tan is an advisory board member of University of California, Berkeley’s College of Engineering and Division of Computing, Data Science, and Society, and a 2022 recipient of the Robert N. Noyce Award from the Semiconductor Industry Association. Mr. Tan brings deep semiconductor industry, emerging technologies, finance, investment, M&A and public company leadership expertise from his various CEO and director roles.
In connection with Mr. Tan’s appointment as CEO, the Company entered into an offer letter with Mr. Tan (the “Offer Letter”) setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Tan will be an at-will employee entitled to an initial base salary of $1,000,000 and eligible for an annual incentive cash bonus with a target payout of 200% of his base salary under Intel’s Executive Annual Performance Bonus Plan.
The Offer Letter also provides that Mr. Tan will be granted the following long-term incentive equity awards and new hire equity awards as soon as practicable following his employment start date:
2025 Long-Term Incentive Equity Awards
•Performance stock units based on relative total shareholder return metrics (“TSR PSUs”), with a target number of Intel shares subject to the grant having a target valuation of $14,400,000, as determined by Intel using the simple average of Intel’s trading prices over a 30-day period preceding March 12, 2025 (the “Conversion Price”). Vesting of such TSR PSUs will be based on Intel’s total shareholder return (“TSR”) relative to the TSR of the S&P 500 Index over a three-year period.
•Nonqualified stock options (“Options”) with a number of Intel shares subject to the grant having a grant date value of $9,600,000, determined by Intel using the Conversion Price. The exercise price of the Options will be the average of the high and low sales price of Intel’s stock on the grant date. The Options will vest in equal annual installments over a three-year period.
New Hire Equity Awards
•Performance-based stock options based on relative total shareholder return metrics (“New Hire Options”), with a target number of Intel shares subject to the grant having a grant date value of $25,000,000, determined by Intel using the Conversion Price. The exercise price of the New Hire Options will be the average of the high and low sales price of Intel’s stock on the grant date. One-fifth of the New Hire Options will vest per year beginning on the first anniversary of the grant date and continuing each year such that the grant is fully vested on the fifth anniversary of the grant date. For the first two vesting dates, the New Hire Options will vest at target, after which, vesting of the New Hire Options will be based on Intel’s TSR relative to the TSR of the S&P 500 Index in the third, fourth, and fifth years following the date of grant.
•Performance stock units (“New Hire PSUs”) based on the appreciation in Intel’s closing stock price over the three-year period following the grant date, with a target number of Intel shares subject to the grant having a target valuation of $17,000,000, determined by Intel using the Conversion Price. No shares will be earned under the New Hire PSUs unless Intel's stock price increases over Intel’s volume-weighted average closing stock price for the 30 consecutive trading days preceding March 12, 2025 (the “VWAP”). The target number of shares under the New Hire PSUs will be earned if Intel’s closing stock price is 200% of the VWAP. The maximum number of shares under the New Hire PSUs (or 300% of the target number of shares) will be earned if Intel’s stock price is 300% of the VWAP. The number of New Hire PSUs that will be earned in the event of an increase in Intel’s stock price between the levels of achievement will be determined via straight line interpolation of the earned percentages. Fifty percent of the New Hire PSUs will vest on the third anniversary of the grant date and twenty-five percent will vest on each of the fourth and fifth anniversaries of the grant date, subject to Mr. Tan holding through each such vesting date the $25,000,000 in Intel shares he purchased, as detailed below; provided that, Intel’s TSR must be at least in the 55th percentile in relation to the TSR of the S&P 500 Index for such three-year period for any amount of New Hire PSUs in excess of the target number of PSUs to vest.
•Mr. Tan also agrees to purchase Intel shares from Intel within 30 days following his employment start date having a target valuation of $25,000,000.
The Offer Letter also provides that in the event Mr. Tan’s employment is terminated by Intel without Cause (as defined in the Offer Letter), and he signs and does not revoke a release, Mr. Tan will receive pro rata vesting on each of the above equity grants, determined by multiplying the number of shares subject to such award by a fraction, the numerator of which is the total number of full months elapsed from the most recent vesting date to the date Mr. Tan’s employment terminates without Cause, and the denominator of which is the total number of months remaining in the applicable vesting schedule, with the number shares subject to performance-based awards vesting based on the greater of target and actual performance for periods in which performance has not yet been determined. Following such pro-rata vesting, the Options and New Hire Options will remain exercisable for a period of 18 months.
In the event Mr. Tan’s employment is terminated by Intel without Cause or for Good Reason (as defined in the Offer Letter) following a Change in Control (as defined in the Offer Letter), and Mr. Tan signs and does not revoke a release, then each of the equity grants provided to Mr. Tan under the Offer Letter will receive accelerated vesting (i) with respect to 67% of outstanding and unvested shares subject to such award if such Change in Control and termination occurs within 18 months of his employment start date and (ii) with respect to 100% of outstanding and unvested shares subject to such award if such Change in Control and termination occurs after such 18-month period. Following such accelerated vesting, the Options and New Hire Options will remain exercisable for a period of 18 months following the date of termination, subject to the terms of the transaction agreement governing the treatment of the Options and New Hire Options in connection with the transaction constituting a Change in Control.
The foregoing description of Mr. Tan’s Offer Letter and compensation arrangements does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Mr. Tan does not have any family relationship with any director or executive officer of Intel, or person nominated or chosen by Intel to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Tan was not selected pursuant to any arrangement or understanding between him and any other person.
Intel will also enter into its standard form of indemnification agreement with Mr. Tan, the form of which is filed as Exhibit 10.9 to Intel’s Annual Report on Form 10-K for the period ended December 28, 2024.
In connection with Mr. Tan’s appointment as Chief Executive Officer, Michelle Johnston Holthaus and David Zinsner will cease to serve as the Company’s Interim Co-Chief Executive Officers as of the Effective Date. Ms. Johnston Holthaus will continue as Chief Executive Officer, Intel Products and Mr. Zinsner will continue as Executive Vice President and Chief Financial Officer of the Company.
Board Leadership and Interim Executive Chair Compensation
As of the Effective Date, Frank D. Yeary will cease to be Interim Executive Chair of the Board and will return to being the independent Chair of the Board. For his service in the role of Interim Executive Chair from December 2024 through the Effective Date, Mr. Yeary will receive restricted stock units (in accordance with prior elections he made) with a target valuation of $700,000 that will vest immediately and will be granted at the end of the first quarter of 2025.
Item 7.01    Regulation FD Disclosure.

Intel’s press release, dated March 12, 2025, announcing the appointment of Mr. Tan as Intel’s Chief Executive Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are provided as part of this report:

Exhibit Number	Description
10.1	Offer Letter, dated March 10, 2025, between Intel Corporation and Lip-Bu Tan
99.1	Press Released dated March 12, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	March 14, 2025	By:	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer